Exhibit 99.1

ProPetro Holding Corp. Announces Pricing of Upsized Public Offering of Common Stock

MIDLAND, Texas, January 27, 2026, (Business Wire) – ProPetro Holding Corp. (“ProPetro” or the “Company”) (NYSE: PUMP) today announced the pricing of an upsized underwritten public offering of 15,000,000 shares of its common stock, par value $0.001 per share (“Common Stock”), at a price to the public of $10.00 per share, pursuant to an effective shelf registration statement on Form S-3 (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “SEC”). The 15,000,000 share offering represents a 2,500,000 share upsize to the originally proposed 12,500,000 share offering.

The Company intends to use the net proceeds it receives from the offering for general corporate purposes, including to fund growth capital for additional power generation equipment.

The Company has granted the underwriters a 30-day option to purchase up to an additional 2,250,000 shares of Common Stock at the public offering price, less the underwriting discounts and commissions.

Goldman Sachs & Co. LLC is serving as lead book-running manager for the offering. Barclays Capital Inc., J.P. Morgan Securities LLC and BofA Securities, are also serving as joint book-running managers. The offering is expected to close on January 28, 2026, subject to customary closing conditions.

The offering is being made only by means of a prospectus and a final prospectus supplement that meet the requirements under the Securities Act of 1933, as amended. Copies of the final prospectus supplement and accompanying base prospectus relating to the offering and final prospectus supplement, when available, may be obtained from: Goldman Sachs & Co. LLC, by mail at c/o Prospectus Department, 200 West Street, New York, New York 10282, telephone: 1-866-471-2526 or by emailing prospectus-ny@ny.email.gs.com, or by accessing the SEC’s website at www.sec.gov.

The Registration Statement was filed on December 16, 2025 and became effective upon filing. The Registration Statement may be obtained free of charge at the SEC’s website at www.sec.gov under “ProPetro Holding Corp.” This press release shall not constitute an offer to sell or the solicitation of an offer to buy the shares of Common Stock or any other securities, nor shall there be any sale of such shares of Common Stock or any other securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About ProPetro

ProPetro Holding Corp. is a Midland, Texas-based provider of premium completion and power services to leading upstream oil and gas companies engaged in the exploration and production of North American unconventional oil and natural gas resources.

Cautionary Note Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. These forward-looking statements include any statements regarding the proposed offering of Common Stock, including those regarding the use of proceeds of the offering and the expected closing date of the offering. These forward-looking statements are identified by their use of terms and phrases such as “may,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “will,” “continue,” “potential,” “should,” “could,” and similar terms and phrases. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth in the Company’s filings with the SEC, including the Registration Statement and the prospectus supplement relating to this offering, its Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and its subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors,” as may be updated from time to time in the Company’s periodic filings with the SEC. Any forward-looking statement in this press release speaks only as of the date of this release. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Investor Contacts:

Matt Augustine

Vice President, Finance and Investor Relations

matt.augustine@propetroservices.com

432-219-7620